UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
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ROFIN-SINAR TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP

SilverArrow Capital Holding Ltd.

SAC Jupiter Holding Ltd.

Pluto Fund Limited

Thomas Limberger

Robert Schimanko

Jordan Kovler

Gebhard Rainer

Abdullah Saleh A. Kamel

Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 11, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”) for and on its own behalf and on behalf of the other Participants (as defined below) issued a letter to the stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”), as well as a press release, to urge the stockholders of the Company to vote for SilverArrow’s three director nominees and other corporate governance proposals at the Company’s 2016 Annual Meeting.

March 11, 2016

Dear Fellow Stockholder:

The Rofin Annual Meeting on March 17 is fast approaching. Make your shares count. Both of the leading proxy advisory firms, ISS and Glass Lewis have recommended that stockholders vote for change on the GREEN proxy card. They are right that change is absolutely necessary and your GREEN proxy card vote is vital.

To effectuate real change in the Rofin boardroom, SilverArrow urges stockholders to elect ALL THREE SilverArrow nominees. On close examination, we believe it is evident that Rofin’s long-tenured Board is not inclined to make the significant changes necessary to improve company’s poor long term performance. If left to their own devices, we believe the incumbent board will continue to serve as stewards of the continued erosion of stockholder value.

Vote for ALL THREE SILVERARROW NOMINEES to Break up the Four-Person Clique that Controls the Rofin Board

Rofin nominees Daniel Smoke and Gary Willis are participants in a four-person clique that comprises all of the Board committees and committee chairs, providing these four directors with effective control of the Board. We believe a close examination of these directors shows, as Glass Lewis concluded, that “this board may be more interested in self-preservation and entrenchment as opposed to enacting truly meaningful reforms to empower shareholders.”

•	The four-person clique has an average of 15 years on this Board and has served on this Board together for a combined 64 years!

•	Three of these directors appear to be retired; two of whom (including Mr. Willis) have been retired for over 10 years.

•	Two of the four directors would not be eligible for Board service had the Board not unilaterally removed the mandatory retirement age from the bylaws.

•	Two of the four directors, including Mr. Willis, have had 17 years of continuous, overlapping board service across three companies.

•	These directors received compensation in 2015 ranging from $186,000 to $205,000 for their Board service, which we believe is a significant portion of such directors’ annual income.

•	Combined, these four directors own less than 0.5% of Rofin’s shares, and we believe Messrs. Smoke and Willis have never purchased Rofin shares with their own funds.

These facts lead us to believe that the four-person clique, including Messrs. Smoke and Willis, are not truly independent, their interests are not aligned with stockholders and they have no incentive to change the status quo.

By voting FOR ALL THREE SILVERARROW NOMINEES on the GREEN proxy card, you can help break up this four-person clique. In addition, a vote for all three SilverArrow nominees would remove Carl Baasel from the Board. Mr. Baasel, another long-tenured Board member (16 years), has received over $11 million in payments from the Rofin since 2000! We believe a vote for all three SilverArrow nominees is necessary to provide the mandate for the continuing directors to effect real change. The three Rofin director nominees have served on the Board together for a combined 53 years - more than enough time to realize Rofin’s potential. We believe supporting any Rofin nominee will send the wrong message - that the stockholders will not hold the incumbent board accountable for their decade long record of poor performance.

The SilverArrow Nominees Will Improve the Board’s Capabilities in Finance, Operations and Governance

OPERATIONS

•	SilverArrow Nominee: Thomas Limberger, CEO of SilverArrow (2012-present), led turnarounds as the CEO of Von Roll Holding AG (2007-2011) and OC Oerlikon AG (2005-2007) and CEO of General Electric Central Europe (2000-2005). While in C-level positions in the energy, medical, aerospace and semiconductor industries, Mr. Limberger has developed a deep understanding of industrial laser applications, supply chain and customer base. Mr. Limberger would bring much needed CEO experience to Board, as well as executive level experience in finance, operations and sales. In addition, Mr. Limberger has served on the board of SGS (2007-2011), a global inspection, verification, testing and certification service company which had over 4.8 billion Swiss Francs in revenues and 70,000 employees, represented in 120 countries as of 2011, as well as MOEVENPICK Hotels & Resorts (2007-2011), UNAXIS AG (2004-2005), DEUTSCHE VENTURE CAPITAL of Deutsche Bank (2003-2007) and ALLGEMEINE PRIVATKUNDENBANK, later GE Money Bank (2003-2005).

Mr. Limberger first acquired shares of Rofin in February 2014 and represents a group of stockholders owning 10% of the Company. He has already provided the roadmap for how to fix Rofin-Sinar, but to make the appropriate changes he needs a voice on the Board.

•	Rofin Nominee: Mr. Willis, is a key participant in the four-person clique. As the Compensation Committee Chairman he directly oversees CEO and executive compensation and incentives. However, Mr. Willis last actively managed a business as a C-level executive experience since 2000. We believe this lack of recent business experience is incompatible with his responsibilities of oversight of executive compensation and incentives.

GOVERNANCE

•	SilverArrow Nominee: Jordan Kovler has a 13 year history advising and working with public company boards and management teams. Mr. Kovler has deep experience interacting with stockholders and advising companies on best practices and proper independent board oversight. His unique background allows him to understand issues plaguing companies, the frequent disconnects between boards and management teams and the sad truth that certain boards become complacent. He provided clients with in-depth analyses of their corporate governance, performance and operations as the first step in working with boards and management teams on implementing proper strategies, corporate governance practices, disclosure practices, and pro-active stockholder engagement. His status as a thought leader in the field of corporate governance is further supported by his previous guest lectures at leading corporate governance events for the American Bar Association, the New York State Bar Association the National Investor Relation Institute and the Society of Corporate Secretaries and Governance Professionals to name a few.

•	Rofin Nominee: Mr. Baasel is an affiliated director, which prevents him from sitting on any Board committees. Mr. Baasel has received over $11 million in cash payments from Rofin through an above-market lease. In 2015, these rent payments were greater than the cash compensation paid to Rofin’s CEO and CFO combined. We believe the service of a non-executive, non-independent director has reduced the effectiveness of the Rofin Board by allowing key committee memberships to be concentrated among the few directors that meet the definition of independence under Nasdaq rules.

FINANCE

•	SilverArrow Nominee: Gebhard Rainer, President and COO of Coach Inc. and previously CFO of Hyatt Hotels. We believe his deep business experience will help address many of the financial reporting issues within this fragmented Company.

•	Rofin Nominee: Mr. Smoke, a member of the four-person clique, is the Chairman of the Rofin Audit Committee. As such, he directly oversees the Rofin financial reporting function. We believe this responsibility is incompatible with Mr. Smoke’s track record of being fired for cause from his last job as CFO and the subject of a shareholder lawsuit alleging accounting fraud.

We Urge All Stockholders to Elect Our Director Nominees and Vote for our Stockholder Proposals on the Enclosed GREEN Proxy Card Today

Vote for much needed change at Rofin by signing, dating and returning the GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. We urge stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card. If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two of our stockholder proposals on their proxy card. If you wish to vote on our advisory proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and our advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the enclosed GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the enclosed GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Thank you for your support.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

ISS AND GLASS LEWIS AGREE WITH SILVERARROW: ROFIN-SINAR SHAREHOLDERS SHOULD VOTE ON THE GREEN PROXY CARD FOR CHANGE

SilverArrow Urges Rofin-Sinar Technologies Inc. Stockholders to Vote FOR ALL Nominees on the GREEN Proxy Card

London, March 11, 2016 - SilverArrow Capital Advisors LLP, the beneficial owner of approximately 9.8% of the shares of Rofin-Sinar Technologies Inc. (NASDAQ: RSTI) today sent a letter to Rofin stockholders urging them to vote FOR ALL SilverArrow nominees on the GREEN proxy card. A copy of the letter follows:

Dear Fellow Stockholder:

The Rofin Annual Meeting on March 17 is fast approaching. Make your shares count. Both of the leading proxy advisory firms, ISS and Glass Lewis have recommended that stockholders vote for change on the GREEN proxy card. They are right that change is absolutely necessary and your GREEN proxy card vote is vital.

To effectuate real change in the Rofin boardroom, SilverArrow urges stockholders to elect ALL THREE SilverArrow nominees. On close examination, we believe it is evident that Rofin’s long-tenured Board is not inclined to make the significant changes necessary to improve company’s poor long term performance. If left to their own devices, we believe the incumbent board will continue to serve as stewards of the continued erosion of stockholder value.

Vote for ALL THREE SILVERARROW NOMINEES to Break up the Four-Person Clique that Controls the Rofin Board

Rofin nominees Daniel Smoke and Gary Willis are participants in a four-person clique that comprises all of the Board committees and committee chairs, providing these four directors with effective control of the Board. We believe a close examination of these directors shows, as Glass Lewis concluded, that “this board may be more interested in self-preservation and entrenchment as opposed to enacting truly meaningful reforms to empower shareholders.”

•	The four-person clique has an average of 15 years on this Board and has served on this Board together for a combined 64 years!

•	Three of these directors appear to be retired; two of whom (including Mr. Willis) have been retired for over 10 years.

•	Two of the four directors would not be eligible for Board service had the Board not unilaterally removed the mandatory retirement age from the bylaws.

•	Two of the four directors, including Mr. Willis, have had 17 years of continuous, overlapping board service across three companies.

•	These directors received compensation in 2015 ranging from $186,000 to $205,000 for their Board service, which we believe is a significant portion of such directors’ annual income.

•	Combined, these four directors own less than 0.5% of Rofin’s shares, and we believe Messrs. Smoke and Willis have never purchased Rofin shares with their own funds.

These facts lead us to believe that the four-person clique, including Messrs. Smoke and Willis, are not truly independent, their interests are not aligned with stockholders and they have no incentive to change the status quo.

By voting FOR ALL THREE SILVERARROW NOMINEES on the GREEN proxy card, you can help break up this four-person clique. In addition, a vote for all three SilverArrow nominees would remove Carl Baasel from the Board. Mr. Baasel, another long-tenured Board member (16 years), has received over $11 million in payments from the Rofin since 2000! We believe a vote for all three SilverArrow nominees is necessary to provide the mandate for the continuing directors to effect real change. The three Rofin director nominees have served on the Board together for a combined 53 years - more than enough time to realize Rofin’s potential. We believe supporting any Rofin nominee will send the wrong message - that the stockholders will not hold the incumbent board accountable for their decade long record of poor performance.

The SilverArrow Nominees Will Improve the Board’s Capabilities in Finance, Operations and Governance

OPERATIONS

•	SilverArrow Nominee: Thomas Limberger, CEO of SilverArrow (2012-present), led turnarounds as the CEO of Von Roll Holding AG (2007-2011) and OC Oerlikon AG (2005-2007) and CEO of General Electric Central Europe (2000-2005). While in C-level positions in the energy, medical, aerospace and semiconductor industries, Mr. Limberger has developed a deep understanding of industrial laser applications, supply chain and customer base. Mr. Limberger would bring much needed CEO experience to Board, as well as executive level experience in finance, operations and sales. In addition, Mr. Limberger has served on the board of SGS (2007-2011), a global inspection, verification, testing and certification service company which had over 4.8 billion Swiss Francs in revenues and 70,000 employees, represented in 120 countries as of 2011, as well as MOEVENPICK Hotels & Resorts (2007-2011), UNAXIS AG (2004-2005), DEUTSCHE VENTURE CAPITAL of Deutsche Bank (2003-2007) and ALLGEMEINE PRIVATKUNDENBANK, later GE Money Bank (2003-2005).

Mr. Limberger first acquired shares of Rofin in February 2014 and represents a group of stockholders owning 10% of the Company. He has already provided the roadmap for how to fix Rofin-Sinar, but to make the appropriate changes he needs a voice on the Board.

•	Rofin Nominee: Mr. Willis, is a key participant in the four-person clique. As the Compensation Committee Chairman he directly oversees CEO and executive compensation and incentives. However, Mr. Willis last actively managed a business as a C-level executive experience since 2000. We believe this lack of recent business experience is incompatible with his responsibilities of oversight of executive compensation and incentives.

GOVERNANCE

•	SilverArrow Nominee: Jordan Kovler has a 13 year history advising and working with public company boards and management teams. Mr. Kovler has deep experience interacting with stockholders and advising companies on best practices and proper independent board oversight. His unique background allows him to understand issues plaguing companies, the frequent disconnects between boards and management teams and the sad truth that certain boards become complacent. He provided clients with in-depth analyses of their corporate governance, performance and operations as the first step in working with boards and management teams on implementing proper strategies, corporate governance practices, disclosure practices, and pro-active stockholder engagement. His status as a thought leader in the field of corporate governance is further supported by his previous guest lectures at leading corporate governance events for the American Bar Association, the New York State Bar Association the National Investor Relation Institute and the Society of Corporate Secretaries and Governance Professionals to name a few.

•	Rofin Nominee: Mr. Baasel is an affiliated director, which prevents him from sitting on any Board committees. Mr. Baasel has received over $11 million in cash payments from Rofin through an above-market lease. In 2015, these rent payments were greater than the cash compensation paid to Rofin’s CEO and CFO combined. We believe the service of a non-executive, non-independent director has reduced the effectiveness of the Rofin Board by allowing key committee memberships to be concentrated among the few directors that meet the definition of independence under Nasdaq rules.

FINANCE

•	SilverArrow Nominee: Gebhard Rainer, President and COO of Coach Inc. and previously CFO of Hyatt Hotels. We believe his deep business experience will help address many of the financial reporting issues within this fragmented Company.

•	Rofin Nominee: Mr. Smoke, a member of the four-person clique, is the Chairman of the Rofin Audit Committee. As such, he directly oversees the Rofin financial reporting function. We believe this responsibility is incompatible with Mr. Smoke’s track record of being fired for cause from his last job as CFO and the subject of a shareholder lawsuit alleging accounting fraud.

We Urge All Stockholders to Elect Our Director Nominees and Vote for our Stockholder Proposals on the Enclosed GREEN Proxy Card Today

Vote for much needed change at Rofin by signing, dating and returning the GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. We urge stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card. If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two of our stockholder proposals on their proxy card. If you wish to vote on our advisory proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and our advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the enclosed GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the enclosed GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Thank you for your support.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward- looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.